POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, J. Kevin Connaughton, Joseph D’Allessandro, Joseph F. DiMaria, Paul Goucher, Ryan C. Larrenaga, John M. Loder, Brian D. McCabe, Christopher O. Petersen, Scott Plummer, Bruce Rosenblum and Stephen T. Welsh, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust I, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust I of the indicated series of the investment companies indicated below:

Selling Fund(s)	Buying Fund
RiverSource Balanced Fund, a series of RiverSource Investment Series, Inc.	Columbia Balanced Fund
Columbia Core Bond Fund and Columbia Short-Intermediate Bond Fund, each a series of Columbia Funds Series Trust I	Columbia Bond Fund
RiverSource California Tax-Exempt Fund, a series of RiverSource California Tax-Exempt Trust; and Seligman California Municipal High-Yield Fund and Seligman California Municipal Quality Fund, each a series of Seligman Municipal Series Trust	Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund, a series of Columbia Funds Series Trust I	Columbia Connecticut Tax-Exempt Fund
RiverSource Partners Fundamental Value Fund, a series of RiverSource Managers Series, Inc.	Columbia Contrarian Core Fund
RiverSource Precious Metals and Mining Fund, a series of RiverSource Selected Series, Inc.	Columbia Energy and Natural Resources Fund
Columbia Total Return Bond Fund, a series of Columbia Funds Series Trust	Columbia Intermediate Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund and Columbia Georgia Intermediate Municipal Bond Fund, each a series of Columbia Funds Series Trust; Columbia New Jersey Intermediate Municipal Bond Fund and	Columbia Intermediate Municipal Bond Fund

Columbia Rhode Island Intermediate Municipal Bond Fund, each a series of Columbia Funds Series Trust I, and RiverSource Intermediate Tax-Exempt Fund, a series of RiverSource Tax-Exempt Series, Inc.
Seligman Growth Fund, Inc.	Columbia Large Cap Growth Fund
Seligman Capital Fund, Inc.	Columbia Mid Cap Growth Fund
RiverSource New York Tax-Exempt Fund, a series of RiverSource Special Tax-Exempt Series Trust; and Seligman New York Municipal Fund, a series of Seligman Municipal Fund Series, Inc.	Columbia New York Tax-Exempt Fund
RiverSource LaSalle Global Real Estate Fund and RiverSource LaSalle Monthly Dividend Real Estate Fund, each a series of RiverSource LaSalle Real Estate Fund Series, Inc., RiverSource LaSalle International Real Estate Fund, Inc., and RiverSource Real Estate Fund, a series of RiverSource Sector Series, Inc.	Columbia Real Estate Equity Fund
Columbia Small Cap Growth Fund II, a series of Columbia Funds Series Trust	Columbia Small Cap Growth Fund I
RiverSource Disciplined Small Cap Value Fund, a series of RiverSource Dimensions Series, Inc.	Columbia Small Cap Value Fund I
RiverSource Strategic Income Allocation Fund, a series of RiverSource Strategic Allocation Series, Inc.	Columbia Strategic Income Fund
Columbia Select Opportunities Fund and Columbia Mid Cap Core Fund, each a series of Columbia Funds Series Trust I	Columbia Strategic Investor Fund
RiverSource Tax-Exempt High Income Fund, a series of RiverSource Tax-Exempt Income Series, Inc. and Seligman National Municipal Fund, a series of Seligman Municipal Fund Series, Inc.	Columbia Tax-Exempt Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

/s/ John D. Collins John D. Collins Dated: October 21, 2010	/s/ Rodman L. Drake Rodman L. Drake Dated: October 22, 2010
/s/ Douglas A. Hacker Douglas A. Hacker Dated: October 21, 2010	/s/ Janet Langford Kelly Janet Langford Kelly Dated: October 21, 2010
/s/ William E. Mayer William E. Mayer Dated: October 26, 2010	/s/ Charles R. Nelson Charles R. Nelson Dated: October 21, 2010
/s/ John J. Neuhauser John J. Neuhauser Dated: October 21, 2010	/s/ Jonathan Piel Jonathan Piel Dated: October 26, 2010
/s/ Patrick J. Simpson Patrick J. Simpson Dated: October 26, 2010	/s/ Anne-Lee Verville Anne-Lee Verville Dated: October 22, 2010
/s/ Michael A. Jones Michael A. Jones Dated October 28, 2010